Exhibit 10.1

VIASPACE INC.
AMENDMENT TO STOCK OPTION AGREEMENT

This Amendment to Stock Option Agreement is entered into this 21 day of March 2006, by and between VIASPACE Inc. (“VS”) and SNK Capital Trust (“Optionee”) (collectively the “parties”).

WHEREAS, ViaSpace Technologies LLC, a Delaware limited liability company (“ViaSpace”), VS and Optionee entered into a Stock Option Agreement as of June 15, 2005 (the “Original Agreement”);

WHEREAS, Optionee has previously exercised the Original Agreement to purchase 3,571,430 shares of VS common stock; and

WHEREAS, the parties wish to amend certain terms and conditions of the Original Agreement as provided herein.

NOW, THEREFORE, it is hereby agreed as follows:

1. Section 1 of the Original Agreement is retroactively amended as of February 1, 2006 and replaced in its entirety with:

Grant of Option. ViaSpace and GW hereby grant to the Optionee, an option (the “Option”) to purchase up to 10,714,286 shares (the “Option Shares”) of common stock (“Common Stock”) of the Surviving Corporation. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at an exercise Price (the “Exercise Price”) of $0.28 per share.

2. Section 2 of the Original Agreement is amended and replaced it in its entirety with:

Option Term. Subject to Paragraph 4, the Option shall expire on March 31, 2006.

3. On or around February 21, 2006, VS received payment of $1,000,000 from Optionee in order to exercise the Option as to 3,571,428 shares of VS common stock (the “February Exercise”. Optionee hereby confirms that such payment was to exercise the Option for such shares, and VS accepts such payment. In addition, Optionee shall immediately take all actions prescribed by Section 7(a) of the Original Agreement in connection with the February Exercise.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate originals, or in signed fax copies to be followed by duplicate originals, by their duly authorized representatives as of the date written above.

VIASPACE Inc.		SNK Capital Trust
By:	/S/ CARL KUKKONEN	By:	/S/ GAYE KNOWLES

Name:	CARL KUKKONEN	Name:	GAYE KNOWLES

Title :	CEO	Title :	TRUSTEE